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Exhibit 23.2
Consent Of Geological Consultant


                      Edward O. McCrossan


May 14, 2004


I hereby consent to the inclusion and reference of my report dated December 27, 2003, entitled "Geological Report on the Q29 Property" in the Registration Statement on Form SB-2 filed by Mondial Ventures, Inc. with the United States Securities and Exchange Commission. I confirm that I have reviewed Mondial Ventures, Inc.'s summary of my geological report in its registration statement and concur will its contents. I also consent to the inclusion of my name as an expert in Mondial Ventures, Inc.'s registration statement and the filing of this consent as an exhibit to its registration statement.



/s/ Edward O. McCrossan
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Edward O. McCrossan
Professional Geologist